Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement No. 333-201152 on Form S-8 of our reports dated March 1, 2019, relating to the consolidated financial statements and financial statement schedule of Core-Mark Holding Company, Inc., and the effectiveness of Core-Mark Holding Company, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Core-Mark Holding Company, Inc., for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Dallas, Texas
May 24, 2019